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                                                                     Exhibit 3.2



                       FORM OF FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                              OF EPRISE CORPORATION

                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware

         The undersigned, Joseph A. Forgione, certifies that he is President of Eprise Corporation, a corporation organized and existing under the laws of the State of Delaware, and does hereby further certify as follows:

         1. The name of the corporation is Eprise Corporation (the "Corporation"). The name of the Corporation at the time of its incorporation was Inner Circle Technologies, Inc. The Certificate of Incorporation of the Corporation, as subsequently amended, was filed in the office of the Secretary of State of the State of Delaware on September 24, 1992.

         2. At a meeting held on January 5, 2000, the Board of Directors recommended this Fourth Amended and Restated Certificate of Incorporation to the stockholders for approval as being advisable and in the best interests of the Corporation.

         3. In accordance with Section 228 of the General Corporation Law of the State of Delaware, this Fourth Amended and Restated Certificate of Incorporation has been duly approved by written consent of the holders of not less than (i) a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon and (ii) a majority of the issued and outstanding shares of each series entitled to vote thereon as a class.

         4. This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

         The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is amended and restated in its entirety as follows:

         FIRST: The name of the Corporation is Eprise Corporation.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.




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         FOURTH: The Corporation shall have authority to issue 100,163,366 shares of capital stock, consisting of (i) Fifty-Eight Million Five Hundred Thousand (58,500,000) shares of Common Stock with a par value of $.001 per share, (ii) Ten Million Eight Hundred Forty-Two Thousand Nine Hundred Twenty (10,842,920) shares of Series A Convertible Preferred Stock with a par value of $.01 per share (the "Series A Preferred Stock"), (iii) Fourteen Million Three Hundred Twenty Thousand Four Hundred Forty-Six (14,320,446) shares of Series B Convertible Preferred Stock with a par value of $.01 per share (the "Series B Preferred Stock") and (iv) Sixteen Million Five Hundred Thousand (16,500,000) shares of Series C Convertible Preferred Stock with a par value of $.01 per share (the "Series C Preferred Stock," and, together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock"), amounting to an aggregate par value of $475,134.

         The powers, preferences and rights, and qualifications, limitations and restrictions thereof, in respect of each class or series of stock of the Corporation shall be as follows:

         SECTION 1. VOTING RIGHTS.

         Except as otherwise required by law or hereinafter set forth, the holders of Preferred Stock shall vote together with all other classes and series of stock of the Corporation as one class upon any matter submitted to the stockholders for a vote, including, but not limited to, actions amending the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

         Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

         SECTION 2. DIVIDENDS.

         When and as dividends are declared payable in cash, property or shares of the Corporation's capital stock on shares of Common Stock, the Corporation shall (except as otherwise provided in SUBSECTION 4.4) declare at the same time and pay, pari passu to each holder of Preferred Stock, a dividend equal to the dividend which would have been payable to such holder if the shares of Preferred Stock held by such holder had been converted into Common Stock on the record date for the determination of holders of Common Stock entitled to receive such dividend.

         SECTION 3. LIQUIDATION.

                  3.1      LIQUIDATION PAYMENTS.

                           3.1.1    In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock



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shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount equal to $1.54 per share of Series C Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series C Preferred Stock), plus all dividends accrued or declared but unpaid thereon, to and including the date on which full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up (such aggregate amount, the "Series C Liquidation Payments").

                           If the assets of the Corporation shall be
insufficient to permit the payment in full of the Series C Liquidation Payments, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this SUBSECTION 3.1.1.

                           3.1.2    In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the Series C Liquidation Payments, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes the following amounts:

                                    (a) in the case of the Series A Preferred
Stock, an amount equal to $.49695 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series A Preferred Stock), plus all dividends accrued or declared but unpaid thereon, to and including the date on which full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up;

                                    (b) in the case of the Series B Preferred
Stock, an amount equal to $0.60 per share of Series B Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series B Preferred Stock), plus all dividends accrued or declared but unpaid thereon, to and including the date on which full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

                                    If the assets of the Corporation remaining
after payment in full of the Series C Liquidation Payments shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and Series B Preferred Stock of all amounts distributable to them under this SUBSECTION 3.1.2, then the entire remaining assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this SUBSECTION 3.1.2.



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                           3.1.3    After the payments described in SUBSECTIONS
3.1.1 AND 3.1.2 shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Preferred Stock and the Common Stock ratably in proportion to the number of shares of Common Stock then held by them or issuable to them upon conversion of the Preferred Stock then held by them.

                           3.1.4    Upon conversion of shares of Preferred Stock
into shares of Common Stock pursuant to SECTION 4 below, the holders of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up of the Corporation, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock.

                           3.1.5    The amounts payable with respect to shares
of Series A Preferred Stock and Series B Preferred Stock under this SUBSECTION
3.1 are sometimes hereinafter referred to as "Series A Liquidation Payments" and "Series B Liquidation Payments," respectively, and together with the Series C Liquidation Payments are sometimes hereinafter referred to as the "Liquidation Payments."

                  3.2 DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this SECTION 3 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

                  3.3 MERGER AS LIQUIDATION, ETC. The merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) in voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the capital stock of the surviving corporation, in which case the provisions of SUBSECTION 4.6 shall apply), or the sale of all or substantially all of the assets of the Corporation (other than to a corporation in which holders of the capital stock of the Corporation hold at least fifty percent (50%) in voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the capital stock), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this SECTION 3 with respect to (1) the Series C Preferred Stock unless the holders of at least 51% of the then outstanding shares of Series C Preferred Stock (voting as a separate class) elect to the contrary and (2) the Series A Preferred Stock and Series B Preferred Stock unless the holders of at least 51% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting as a single class) elect to the contrary, any such election to be made by giving written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of SUBSECTION 4.6 shall apply to the series of Preferred Stock which have provided such notice. Unless such election is made, any consideration received by the holders of the Preferred Stock as a result of such merger or consolidation shall be deemed to be applied toward, and all consideration received by the


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Corporation in such asset sale together with all other available assets of the
Corporation shall be distributed toward, the Liquidation Payments attributable to each such series of Preferred Stock, respectively, as set forth in SUBSECTION
3.1. If such consideration is in the form of property, rights, or other securities, the value of such property, rights, or other securities shall be determined in good faith by the Board of Directors of the Corporation.

                  3.4 NOTICE. Written notice of any proposed liquidation, dissolution or winding up of the Corporation (including any merger, consolidation or sale of assets which may be deemed to be a liquidation, dissolution or winding up of the Corporation under SUBSECTION 3.3), stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given to the holders of record of the Preferred Stock by first class mail, postage prepaid, or by fax or DHL, Federal Express or other recognized express international courier service in the case of non-U.S. stockholders, not less than twenty (20) days prior to the payment date stated therein, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. Any holder of outstanding shares of Preferred Stock may waive any notice required by this Subsection by a written document specifically indicating such waiver.

         SECTION 4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION Rights");

                  4.1      VOLUNTARY CONVERSION

                           4.1.1    RIGHT TO CONVERT; CONVERSION PRICE FOR
SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.49695 by the "Series A Conversion Price," determined as hereinafter provided, in effect at the time of conversion. The Series A Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holders of Series A Preferred Stock shall initially be $.49695 per share (the "SERIES A CONVERSION PRICE"). The initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as provided in Subsection 4.3.

                           4.1.2    RIGHT TO CONVERT; CONVERSION PRICE FOR
SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.60 by the "Series B Conversion Price," determined as hereinafter provided, in effect at the time of conversion. The Series B Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holders of Series A Preferred Stock shall initially



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be $.60 per share (the "SERIES B CONVERSION PRICE"). The initial Series B
Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as provided in Subsection 4.3.

                           4.1.3    RIGHT TO CONVERT; CONVERSION PRICE FOR
SERIES C PREFERRED STOCK. Each share of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.54 by the "Series C Conversion Price," as defined below, in effect at the time of conversion. The Series C Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holders of Series C Preferred Stock shall initially be $1.54 per share (the "SERIES C CONVERSION PRICE"). The initial Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as provided in Subsection 4.3.

                           4.1.4    MECHANICS OF VOLUNTARY CONVERSION. Before
any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the office of the Corporation or of any transfer agent for the Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates for the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  4.2      AUTOMATIC CONVERSION

                           4.2.1    CONVERSION BY TWO-THIRDS VOTE. Each share of
Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price or Series B Conversion Price, respectively,



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if the holders of at least two-thirds of the then outstanding Series A Preferred
Stock and Series B Preferred Stock, voting as a single class, shall so elect by giving written notice of such election to the Corporation. Each share of Series
C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price if the holders of at least two-thirds of the then-outstanding Series C Preferred Stock, voting as a separate class, shall so elect by giving written notice of such election to the Corporation. Any such conversion shall be deemed to have occurred immediately after the close of business on the later of the date specified in such notice or the date such written notice is actually received by the Corporation.

                           4.2.2    CONVERSION UPON QUALIFYING PUBLIC OFFERING.

                                    (a) Each share of Series A Preferred Stock
and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price or Series B Conversion Price, respectively, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than $2.50 (subject to equitable adjustment in the event of any stock split, stock dividend, combination or reclassification of shares or other similar event) and with net proceeds to the Corporation of not less than $15,000,000 (a "SERIES A AND B QUALIFYING INITIAL PUBLIC OFFERING"). In the event of a Series A and B Qualifying Initial Public Offering, the holders entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock and Series B Preferred Stock shall not be deemed to have converted such Preferred Stock until the closing of the Series A and B Qualifying Initial Public Offering.

                                    (b) Each share of Series C Preferred Stock
shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than $3.08 (subject to equitable adjustment in the event of any stock split, stock dividend, combination or reclassification of shares or other similar event) and with net proceeds to the Corporation of not less than $15,000,000 (a "SERIES C QUALIFYING INITIAL PUBLIC OFFERING"). In the event of a Series C Qualifying Initial Public Offering, the holders entitled to receive the Common Stock issuable upon such conversion of the Series C Preferred Stock shall not be deemed to have converted their Series C Preferred Stock until the closing of the Series C Qualifying Initial Public Offering.

                           4.2.3    CONVERSION UPON CONVERSION OF 90% OF
PREFERRED STOCK.

                                    (a) Each share of Series A Preferred Stock
and Series B Preferred Stock then outstanding shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price or Series B Conversion Price, respectively, upon the conversion of ninety percent (90%) or more of the authorized Series A Preferred Stock and Series B Preferred Stock (measured as a single class). Such conversion shall be deemed to have


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occurred on the date upon which the aggregate number of shares of Series A
Preferred Stock and Series B Preferred Stock which have been converted to Common Stock equals or exceeds ninety percent (90%) of the aggregate authorized Series A Preferred Stock and Series B Preferred Stock.

                                    (b) Each share of Series C Preferred Stock
then outstanding shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Price upon the conversion of ninety percent (90%) or more of the authorized Series C Preferred Stock. Such conversion shall be deemed to have occurred on the date upon which the number of shares of Series C Preferred Stock which have been converted to Common Stock equals or exceeds ninety percent (90%) of the aggregate authorized Series C Preferred Stock.

                           4.2.4    MECHANICS OF AUTOMATIC CONVERSION. Upon an
automatic conversion pursuant to this SUBSECTION 4.2, all shares of the applicable series of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder of such shares notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the delivery of such certificates, at the office of the Corporation or of its transfer agent, or upon the execution and delivery to the Corporation of such agreement, there shall be issued and delivered to such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates or specified in such agreement, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  4.3      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING
ISSUANCES

                           4.3.1    SPECIAL DEFINITIONS. For purposes of this
SUBSECTION 4.3, the following definitions shall apply:

         (a) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

         (b) "ORIGINAL ISSUE DATE" shall mean the first date on which a share of the applicable series of Preferred Stock was issued.



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         (c)      "CONVERTIBLE SECURITIES" shall mean any evidences of
         indebtedness, shares (other than shares of Common Stock and Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

         (d) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to SUBSECTION 4.3.3, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than:

                  (i) up to 10,842,940 shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, provided that the number of shares referred to in this clause shall be appropriately adjusted to give effect to any changes in the Series A Conversion Price pursuant to the antidilution provisions of this SECTION 4;

                  (ii) up to 14,320,446 shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock, provided that the number of shares referred to in this clause shall be appropriately adjusted to give effect to any changes in the Series B Conversion Price pursuant to the antidilution provisions of this SECTION 4;

                  (iii) up to 16,500,000 shares of Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock, provided that the number of shares referred to in this clause shall be appropriately adjusted to give effect to any changes in the Series C Conversion Price pursuant to the antidilution provisions of this SECTION 4; and

                  (iv) such number of shares of Common Stock as may be issued or issuable to officers, employees or directors of the Corporation pursuant to either a stock purchase or option plan or other employee stock bonus arrangement approved by the directors of the Corporation (appropriately adjusted to take account of any stock split, stock dividend, combination of shares or the like); PROVIDED, HOWEVER, that such options or purchases must be granted or made at fair market value and approved by the Board of Directors, and the maximum number of shares issuable under any such arrangement must be approved by the holders of a majority in interest of the Preferred Stock, voting as a single class; and PROVIDED, further, that the issuance of up to 8,152,614 shares of Common Stock under option plans in effect as of November 3, 1999 (less any issuances to date under such plans) is deemed approved by the holders of Series C Preferred Stock.

                           4.3.2    NO ADJUSTMENT OF CONVERSION PRICE. No
adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price for any series of Preferred Stock (referred to generally as a "Series Conversion Price"), in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series Conversion Price in



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effect on the date of, and immediately prior to, the issue of such Additional
Share of Common Stock.

                           4.3.3    ISSUE OR SALE OF SECURITIES DEEMED ISSUE OF
ADDITIONAL SHARES OF COMMON STOCK.

                                    (a) OPTIONS AND CONVERTIBLE SECURITIES. In
the event the Corporation at any time or from time to time after the applicable Original Issue Date shall issue or sell any Options or Convertible Securities (other than those excluded from the definition of Additional Shares of Common Stock in SUBSECTION 4.3.1(d) pursuant to clause (iv) thereof) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or sale or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to SUBSECTION 4.3.5 hereof) received for such Additional Shares of Common Stock would be less than any Series Conversion Price in effect on the date of and immediately prior to such issue or sale or such record date, as the case may be, and shall be deemed to be Additional Shares of Common Stock only with respect to the series of Preferred Stock as to which the consideration received is less than the Conversion Price therefor, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

         (i) no further adjustment in the applicable Series Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

         (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Series Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

         (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Series Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:



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                  (A)      in the case of Convertible Securities or Options for
                  Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                  (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to SUBSECTION 4.3.5) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

         (iv) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

         (v) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the applicable Series Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Series Conversion Price shall be adjusted pursuant to this SUBSECTION
         4.3.3 as of the actual date of their issuance.

                                    (b) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND
SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) then and in any such event Additional Shares of Common Stock shall be deemed to have been issued:

         (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

         (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this SUBSECTION 4.3.3 as of the time of actual payment of such dividend. If such record date shall have been fixed and part but not all of such dividend shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be revised as of the close of business on such record date to reflect the amount of such dividend actually paid.

                           4.3.4    ADJUSTMENT OF SERIES CONVERSION PRICE UPON
ISSUANCE, SALE OR DEEMED ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that at any time or from time to time after the applicable Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to SUBSECTION 4.3.3(a) but not including Additional Shares of Common Stock deemed to be issued pursuant to SUBSECTION 4.3.3(b) as a result of a dividend or other distribution on the Common Stock payable in Common Stock or a subdivision of outstanding shares of Common Stock), without consideration or for a consideration per share less than the applicable Series Conversion Price in effect on the date of and immediately prior to such issue or sale, then and in such event, the applicable Series Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined in accordance with the following formula:

                                        P1 Ql + P2 Q2

                  Conversion  Price = ----------------

                                           Ql + Q2

         where:

                  Conversion Price = New Conversion Price.

                  P1 = Conversion Price of the applicable series of Preferred
                       Stock in effect immediately prior to such new issue or sale.

                  Q1 = Number of shares of Common Stock deemed outstanding
                       immediately prior to such new issue or sale.

                  P2 = Weighted average price per share received by the
                       Corporation upon such new issue or sale.

                  Q2 = Number of shares of Common Stock issued or sold or deemed to have been issued in the subject transaction.

For the purpose of this SUBSECTION 4.3.4, (a) the number of shares of Common Stock outstanding at any given time shall exclude shares in the treasury of the Corporation or shares of Common Stock held for the account of the Corporation or any of its subsidiaries and (b) all shares of Common Stock issuable upon exercise or conversion of Options, Convertible Securities and shares of Preferred Stock outstanding immediately prior to the issue or sale of Additional Shares of Common Stock triggering the adjustment provided for by this SUBSECTION
4.3.4 shall be deemed to be outstanding. Anything contained in this SUBSECTION
4.3.4 to the contrary notwithstanding, the applicable Series Conversion Price shall not be reduced at any time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                           4.3.5    DETERMINATION OF CONSIDERATION. For purposes
of this SUBSECTION 4.3, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (a) CASH AND PROPERTY. Such consideration
shall:

         (i) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

         (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors; and

         (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and
         (ii) above, as determined in good faith by the Board of Directors.

                                    (b) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to SUBSECTION 4.3.3(a) relating to Options and Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable as consideration for the issue of such Options or Convertible Securities plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           4.3.6 ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, OR SUBDIVISIONS, COMBINATIONS OR
                                    CONSOLIDATIONS OF COMMON STOCK.

                                    (a) STOCK DIVIDENDS, DISTRIBUTIONS OR
SUBDIVISIONS. In the event Additional Shares of Common Stock shall be deemed to have been issued in a dividend or other distribution on the Common Stock payable in Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) described in SUBSECTION 4.3.3(b), the applicable Series Conversion Price in effect immediately prior to the record date or effectiveness, as the case may be, of such dividend, distribution or subdivision shall, concurrently with such record date or effectiveness, be proportionately decreased.

                                    (b) COMBINATIONS OR CONSOLIDATIONS. In the
event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the applicable Series Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  4.4 ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event that at any time or from time to time after the applicable Original Issue Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of and immediately prior to such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

                  4.5 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. In the event that at any time or from time to time after the applicable Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  4.6 ADJUSTMENT FOR MERGER, CONSOLIDATION OR SALE OF ASSETS. In the event that at any time or from time to time after the applicable Original Issue Date, the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets (other than a consolidation, merger or sale which is treated as a liquidation pursuant to SUBSECTION 3.3), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this SECTION 4 set forth with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that the provisions set forth in this SECTION 4 (including provisions with respect to changes in and other adjustments of the Series Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

                  4.7 NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this SECTION 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                  4.8 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Series Conversion Price pursuant to this
SECTION 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Preferred Stock.

                  4.9 NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  4.10 COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

                  4.11 CERTAIN TAXES. The Corporation shall pay any stamp, issue or transfer taxes payable in connection with the conversion of the Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Preferred Stock.

                  4.12 CLOSING OF BOOKS. The Corporation shall at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion or transfer of such Preferred Stock or Common Stock, unless otherwise required by law.

         SECTION 5. REDEMPTION.

                  5.1 At the written election of holders of a majority of the outstanding shares of Series C Preferred Stock, made at any time on or after December 18, 2002 (the "Series C Redemption Election"), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Series C Preferred Stock in three equal annual installments, upon the terms set forth in this SECTION 5. The first installment of such redemption (the "First Series C Redemption Date") shall occur on a date specified by the electing holders in such written election to redeem shares of Series C Preferred Stock, which date shall not be earlier than 90 days following the date of the Series C Redemption Election. The second and third installments of such redemption shall occur on the first and second anniversaries of the First Series C Redemption Date, respectively. The Corporation shall redeem one-third of the outstanding shares of Series C Preferred Stock held by each holder on the First Series C Redemption Date, one-third of the outstanding shares of Series C Preferred Stock held by each holder immediately prior to the First Series C Redemption Date on the first anniversary of the First Series C Redemption Date and the remaining shares on the second anniversary of the First Series C Redemption Date. On each such redemption date, the holders shall surrender the certificate or certificates for the shares to be redeemed duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the offices of the Corporation or of any transfer agent for the Series C Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to each holder a certificate or certificates for the balance of the shares not being redeemed. The redemption price per share of the Series C Preferred Stock shall be equal to the greater of (i) $1.54 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reclassification of shares or other similar event) plus all accrued but unpaid dividends thereon, if any, at the time of such redemption and (ii) the Fair

Market Value (as defined in SUBSECTION 5.7) per share as of the date of the Series C Redemption Election. The Series C redemption rights described in this SUBSECTION 5.1 shall be senior to the Series A and Series B redemption rights set forth below. The Corporation shall not redeem any Series A Preferred Stock or Series B Preferred Stock unless it has set aside sufficient funds to redeem the Series C Preferred Stock in full as provided in Section 5.4 hereof.

                  5.2 At the written election of holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, acting as a single class, made at any time on or after December 18, 2002 (the "Series A and B Redemption Election"), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock in three equal annual installments, upon the terms set forth in this SECTION 5. The first installment of such redemption (the "First Series A and B Redemption Date") shall occur on a date specified by the electing holders in such written election to redeem shares of Series A Preferred Stock and Series B Preferred Stock, which date shall not be earlier than 90 days following the date of the Series A and B Redemption Election. The second and third installments of such redemption shall occur on the first and second anniversaries of the First Series A and B Redemption Date, respectively. The Corporation shall redeem one-third of the outstanding shares of Series A Preferred Stock and/or Series B Preferred Stock held by each holder on the First Series A and B Redemption Date, one-third of the outstanding shares of such Preferred Stock held by each holder immediately prior to the First Series A and B Redemption Date on the first anniversary of the First Series A and B Redemption Date and the remaining shares on the second anniversary of the First Series A and B Redemption Date. On each such redemption date, the holders shall surrender the certificate or certificates for the shares to be redeemed duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the offices of the Corporation or of any transfer agent for the Series A Preferred Stock and Series B Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to each holder a certificate or certificates for the balance of the shares not being redeemed. The redemption price per share of the Series A Preferred Stock shall be equal to the greater of (i) $.49695 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reclassification of shares or other similar event) plus all accrued but unpaid dividends thereon, if any, at the time of such redemption and (ii) the Fair Market Value (as defined in SUBSECTION 5.7) per share as of the date of the Series A and B Redemption Election. The redemption price per share of the Series B Preferred Stock shall be equal to the greater of (i) $.60 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reclassification of shares or other similar event) plus all accrued but unpaid dividends thereon, if any, at the time of such redemption and (ii) the Fair Market Value (as defined in SUBSECTION 5.7) per share as of the date of the Series A and B Redemption Election.

                  5.3 Notice of redemption shall be sent by first class mail, postage prepaid, to each holder of record of the applicable series of Preferred Stock, not less than 30 days nor more than 60 days prior to the First Redemption Date for such series, at the address of such holder as it appears on the books of the Corporation. Such notice shall set forth (1) the First Redemption Date for such series, the dates of the second and third installments of such redemption, and the place of redemption; and (ii) the number of shares to be redeemed on each date of redemption and the redemption price on each such date, including all accrued but unpaid dividends thereon, if any, to each redemption date. The Corporation shall be obligated to redeem the applicable series of Preferred Stock on the dates and in the amounts set forth in the notice; provided, however, that any holder of Preferred Stock who is not party to a Redemption Election may convert any or all of the shares owned by such holder into Common Stock in accordance with SECTION 4 at any time prior to the date of redemption of such shares. The Corporation, if advised before the close of business on the relevant redemption date by written notice from any holder of record of Preferred Stock to be redeemed, shall credit against the number of shares of Preferred Stock required to be redeemed from such holder, and shall not redeem, the number of shares of Preferred Stock which had been converted by such holder on or before such date and which had not previously been credited against any redemption.

                  5.4 If, on or before a redemption date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Preferred Stock that has been called for redemption, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such redemption date, and all rights of holders of such shares so called for redemption shall forthwith, after such redemption date, cease and terminate with respect to such shares, excepting only the right to receive the redemption funds therefor to which they are entitled. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such holders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it. In case the holders of Preferred Stock which shall have been called for redemption shall not, within six years after the final redemption date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit of the right of conversion of any shares or otherwise shall be returned to the Corporation forthwith.

                  5.5 If the Corporation for any reason fails to redeem any of the shares of Preferred Stock in accordance with SUBSECTIONS 5.1 AND 5.2 on or prior to the redemption dates determined in accordance with this SECTION 5, then, notwithstanding anything to the contrary contained in this Certificate of
Incorporation:

                           5.5.1    The Corporation may not incur any
indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) or borrow or reborrow any amounts under any lines of credit which it may then have outstanding without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of the Preferred Stock required to be redeemed; and

                           5.5.2    Notwithstanding any provision to the
contrary contained herein or in any contract or agreement to which the Corporation is a party, the number of directors constituting the Board of Directors shall be fixed at eight and the holders of a majority of the outstanding shares of Preferred Stock required to be redeemed shall have the right, by written consent or at any special or annual meeting of the stockholders of the Corporation, voting as a separate class to the exclusion of the holders of Common Stock and any series of Preferred Stock not being redeemed, or which is being redeemed in accordance with the schedule set forth in Section 5.1, to elect five of the eight directors of the Corporation. Such right shall continue until the Corporation is no longer in default of its obligation to redeem shares of Preferred Stock pursuant to SUBSECTIONS 5.1 AND
5.2. Each director elected by the holders of shares of any Preferred Stock pursuant to this SUBSECTION 5.5.2 (each, an "Additional Director") shall continue to serve as such director until the date that all obligations of the Corporation pursuant to this SECTION 5 have been satisfied in full, notwithstanding that prior to such date a default under this SECTION 5 shall cease to exist. Any Additional Director may be removed by, and shall not be removed except by, the written consent or vote of the holders of record of a majority of the outstanding shares of the Preferred Stock entitled to have originally voted for such director's election, voting together as a separate class to the exclusion of the holders of Common Stock and any series of Preferred Stock not being redeemed or which is being redeemed in accordance with the schedule set forth in Section 5.1. So long as a default under this SECTION 5 shall exist, any vacancy in the office of an Additional Director shall be filled by the vote or written consent of the holders of a majority of the outstanding shares of the Preferred Stock entitled to have originally voted for the removed director's election, voting together as a separate class to the exclusion of the holders of Common Stock and any series of Preferred Stock not being redeemed, or which is being redeemed in accordance with the schedule set forth in Section 5.1.

                  5.6 If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a redemption date are insufficient to redeem the total number of shares of Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares in proportion to the redemption amounts otherwise payable to them, subject to the priority of the Series C Preferred Stock specified in the last sentence of
Section 5.1. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

                  5.7 For the purposes of SUBSECTIONS 5.1 AND 5.2, the "Fair Market Value" of each share of Preferred Stock shall be determined as follows: if, within 20 days after the date of the applicable Redemption Election, the Corporation and the holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, agree upon the fair market value of one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, then the Fair Market Value shall be as so agreed. If the Corporation and such holders do not agree upon the Fair Marker Value within such 20 day period but agree upon an appraiser to determine the fair market value per share of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, then such appraiser shall make such determination and such determination shall govern. If the Corporation and such holders do not, within such 20 day period, agree as to the Fair Market Value or as to a single appraiser to determine the fair market value of each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, then the Corporation shall, by notice to the holders of the applicable series of Preferred Stock, appoint one appraiser, and the holders of a majority of the outstanding shares of all such series of Preferred Stock electing redemption shall, by notice to the Corporation and acting as a single class, appoint one appraiser, both experienced in the appraisal of companies engaged in the business of the Corporation. If either the Corporation or such holders shall fail to appoint such an appraiser within 15 days after the lapse of such 20-day period, then the appraiser appointed by the party which does appoint an appraiser shall make the appraisal of the Fair Market Value, and such appraisal shall govern. If two appraisers are appointed, then the average of the appraisals rendered by such appraisers shall be considered the Fair Market Value. All appraisal reports shall be rendered in writing and shall be signed by the appraiser(s), and the Corporation and the holders of the series of Preferred Stock who designated an appraiser shall use reasonable efforts to cause each appraiser to render its appraisal report within 20 days after the date of its appointment. The costs of the appraisals shall be borne by the Corporation. All notices delivered pursuant to this SUBSECTION 5.7 shall be sent by certified mail, postage prepaid, or by hand or nationally-recognized overnight delivery service and shall, in the case of notices to holders of Preferred Stock, be sent to the address of such holder as it appears on the books of the Corporation.

         SECTION 6. NEGATIVE COVENANTS

                  6.1 SERIES A. So long as at least one-fourth of the number of shares of Series A Preferred Stock (subject to equitable adjustment in the event of any stock split, stock dividend, combination or reclassification of shares or other similar event) shall remain issued and outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series A Preferred Stock and having obtained the affirmative vote or written consent of the holders of 51% of the shares of Series A Preferred Stock then outstanding:

                           6.1.1    amend, alter or repeal any provision of, or
add any provision to, the Corporation's Certificate of Incorporation or By-laws;

                           6.1.2    increase the number of shares of Series A
Preferred Stock designated as Series A Preferred Stock, or reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

                           6.1.3    create, authorize or issue any other class
or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Corporation senior to or in parity with the Series A Preferred Stock in any respect;

                           6.1.4    pay or declare any dividend or distribution
on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except (1) pursuant to that certain Second Amended and Restated Stockholders Agreement dated on or about November 3, 1999 by and among the Corporation and certain stockholders, or
(2) pursuant to repurchase provisions contained in any Stock Restriction Agreement dated as of December 18, 1997 by and between the Corporation and any of its stockholders; or

                           6.1.5    effect any sale, lease, assignment, transfer
or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all the assets of the Corporation or any of its subsidiaries; any liquidation, dissolution or winding up of, or any consolidation or merger involving, the Corporation or any of its subsidiaries; or any recapitalization of the Corporation.

                  6.2 SERIES B. So long as at least one-fourth of the number of shares of Series B Preferred Stock (subject to equitable adjustment in the event of any stock split, stock dividend, combination or reclassification of shares or other similar event) shall remain issued and outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series B Preferred Stock and having obtained the affirmative vote or written consent of the holders of 51% of the shares of Series B Preferred Stock then outstanding:

                           6.2.1    amend, alter or repeal any provision of, or
add any provision to, the Corporation's Certificate of Incorporation or By-laws;

                           6.2.2    increase the number of shares of Series B
Preferred Stock designated as Series B Preferred Stock, or reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

                           6.2.3    create, authorize or issue any other class
or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Corporation senior to or in parity with the Series B Preferred Stock in any respect;

                           6.2.4    pay or declare any dividend or distribution
on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except (1) pursuant to that certain Second Amended and Restated Stockholders Agreement dated on or about November 3, 1999 by and among the Corporation and certain stockholders, as the same may be amended from time to time or (2) pursuant to repurchase provisions contained in any Stock Restriction Agreement dated as of December 18, 1997 by and between the Corporation and any of its stockholders; or



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

                           6.2.5    effect any sale, lease, assignment, transfer
or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all the assets of the Corporation or any of its subsidiaries; any liquidation, dissolution or winding up of, or any consolidation or merger involving, the Corporation or any of its subsidiaries; or any recapitalization of the Corporation.

                  6.3 SERIES C. So long as at least one-fourth of the number of shares of Series C Preferred Stock (subject to equitable adjustment in the event of any stock split, stock dividend, combination or reclassification of shares or other similar event) shall remain issued and outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series C Preferred Stock and having obtained the affirmative vote or written consent of the holders of 51% of the shares of Series C Preferred Stock then outstanding:

                           6.3.1    amend, alter or repeal any provision of, or
add any provision to, the Corporation's Certificate of Incorporation or By-laws;

                           6.3.2    increase the number of shares of Series C
Preferred Stock designated as Series C Preferred Stock, or reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock;

                           6.3.3    create, authorize or issue any other class
or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Corporation senior to or in parity with the Series C Preferred Stock in any respect;

                           6.3.4    pay or declare any dividend or distribution
on any shares of Common Stock or any other series of Preferred Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock or any other series of Preferred Stock except (1) pursuant to that certain Second Amended and Restated Stockholders Agreement dated on or about November 3, 1999 by and among the Corporation and certain stockholders, as the same may be amended from time to time or (2) pursuant to repurchase provisions contained in any Stock Restriction Agreement dated as of December 18, 1997 by and between the Corporation and any of its stockholders;

                           6.3.5    effect any sale, lease, assignment, transfer
or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all the assets of the Corporation or any of its subsidiaries; any liquidation, dissolution or winding up of, or any consolidation or merger involving, the Corporation or any of its subsidiaries; or any recapitalization of the Corporation;

                           6.3.6    enter into any agreement that would restrict
the Corporation's ability to perform under that certain Series C Stock Purchase Agreement dated on or about November 3, 1999 by and among the Corporation and the holders of Series C Preferred Stock;

                           6.3.7    sell or lease 25% or more of the assets of
the Corporation, except in the ordinary course of business;

                           6.3.8    issue additional securities to employees,
officer or directors of the Corporation, except securities (a) issued under stock option plans in existence as of November 3, 1999 or stock option plans approved by the holders of Series C Preferred Stock as provided herein, (b) issuable upon the exercise of outstanding options or warrants or (c) issuable upon the exercise of options granted in the future at fair market value;

                           6.3.9    adopt any additional stock option plans or
increase the number of shares available for issuance under plans in effect as of November 3, 1999; or

                           6.3.10   issue any securities for a price less than
fair market value, other than as may be required by contractual commitments in existence as of November 3, 1999.

                  6.4 NOTICE. Any other provision of the Corporation's Certificate of Incorporation or By-laws to the contrary notwithstanding, notice of any action specified in SUBSECTIONS 6.1, 6.2 OR 6.3 shall be given by the Corporation to each holder of outstanding shares of the applicable series of Preferred Stock by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the Corporation, at least 20 days before the date on which the books of the Corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least 20 days before the date when such proposed action is scheduled to occur. Any holder of outstanding shares of Preferred Stock may waive any notice required by this SUBSECTION 6.4 by a written document indicating such waiver.

         SECTION 7. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         SECTION 8. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

         Subject to Section 6 above, the Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the Corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

         Subject to Section 6 above, at any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

         SECTION 1. BOARD OF DIRECTORS.

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

         SECTION 2. AMENDMENT OF BY-LAWS.

                  The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to any limitation thereof contained in the by-laws. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation; PROVIDED, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

         SECTION 3. STOCKHOLDER ACTION.

         Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

         SECTION 4. SPECIAL STOCKHOLDER MEETINGS.

                  Special meetings of stockholders may be called at any time only by the Chief Executive Officer, the President, the Chairman of the Board of Directors (if any) or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         SECTION 5. LOCATION OF BOOKS.

                  The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         SEVENTH:

         SECTION 1. NUMBER OF DIRECTORS.

         The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

         SECTION 2. CLASSES OF DIRECTORS.

         The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III. No one class shall have more than one director more than any other class.

         SECTION 3. ELECTION OF DIRECTORS.

         Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of the Corporation.

         SECTION 4. TERMS OF OFFICE.

         Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2001; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 2002.

         SECTION 5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF
                    INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS.

         In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

         SECTION 6. TENURE.

         Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

         SECTION 7. VACANCIES.

         Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

         SECTION 8. QUORUM.

         A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. ACTION AT MEETING.

         At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's by-laws.

         SECTION 10. REMOVAL.

         Any one or more or all of the directors may be removed with cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Directors may not be removed without cause.

         SECTION 11. STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC.

         Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the Corporation.

         SECTION 12. RIGHTS OF PREFERRED STOCK.

         The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

         EIGHTH: No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         NINTH: The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

                  (ii) whether the proposed transaction might violate federal or state laws;

                  (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                  (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation. In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

         TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, PROVIDED, HOWEVER, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Fourth Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles SIXTH, SEVENTH, EIGHTH, NINTH and this Article TENTH of this Fourth Amended and Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Fourth Amended and Restated Certificate of Incorporation are true under the penalties of perjury this ____ day of _________, 2000.


                                          By:


                                          --------------------------------------
                                          Joseph A. Forgione
                                          President and Chief Executive Officer


[SEAL]






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